UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 19, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of L-3 Communications Holdings, Inc. (the “Company”) approved discretionary bonuses for the fiscal year ended December 31, 2008 under the Company’s annual incentive program for senior executives for the following named executive officers:

Name and Position[1]	2008 Cash Bonus Award
Michael T. Strianese Chairman, President and Chief Executive Officer	$2,750,000

Ralph G. D’Ambrosio Vice President and Chief Financial Officer	$650,000

Carl E. Vuono Senior Vice President and President of the L-3 Services Group	$1,000,000

[1]
As disclosed in the Company’s Form 8-K filed on April 25, 2008, Robert W. Drewes (the Company’s former Senior Vice President and President of the Integrated Systems Group) retired effective August 4, 2008. As disclosed in the Company’s Form 8-K filed on May 29, 2008, Kathleen E. Karelis (the Company’s former Senior Vice President, General Counsel and Corporate Secretary) assumed a new position with the Company and effective as of that date was no longer considered an executive officer of the Company. Accordingly, Mr. Drewes and Ms. Karelis no longer participate in, and the Compensation Committee did not approve, any bonus award for these individuals under the annual incentive program for senior executives administered by the Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Ralph G. D'Ambrosio
	Name:	Ralph G. D'Ambrosio
	Title:	Vice President and Chief Financial Officer

Dated: February 25, 2009